EXHIBIT 99.1

news release

For immediate release

Contact: Mark Polzin or Ken Cook (314) 982-1700

EMERSON REPORTS FOURTH-QUARTER SALES UP 12 PERCENT
TO $4.1 BILLION, EPS UP 27 PERCENT TO $0.84, AND
OPERATING CASH FLOW OF $726 MILLION

Strong Full-Year Results
• Record Sales, Up 12 Percent, and Earnings Per Share from Continuing Operations Up 24 Percent
• Operating Profit Improvement of 16 Percent and Pretax Profit Improvement of 31 Percent
• Operating Cash Flow Up 28 Percent to $2.2 Billion
• Sales and Earnings Gains in All Business Segments

        ST. LOUIS, November 2, 2004 – Emerson (NYSE: EMR) announced that net sales for the fourth quarter of fiscal 2004, which ended September 30, 2004, increased 12 percent to $4,120 million, from $3,694 million in the fourth quarter of fiscal 2003. Underlying sales, which exclude the impact of exchange rates, acquisitions, and divestitures, were up 8 percent for the quarter, with solid gains worldwide in all businesses. Net earnings for the fourth quarter increased 28 percent to $354 million, or $0.84 per share, from $276 million, or $0.66 per share, for the fourth quarter of 2003.

        For the 12 months ended September 30, 2004, net sales were a record $15.6 billion, an increase of $1.7 billion, or 12 percent, over net sales of $14.0 billion for fiscal 2003. Earnings per share from continuing operations increased 24 percent to $2.98 for 2004, from $2.41 per share in the prior year. Net earnings per share increased 15 percent to $2.98 for fiscal 2004, compared with net earnings per share of $2.59 for the prior-year period, which included a net gain from discontinued operations of $76 million, or $0.18 per share.

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        Operating cash flow for fiscal 2004 was $2.2 billion, a 28 percent increase from the prior year, and free cash flow increased 30 percent to $1.8 billion. These increases reflect strong operational performance, as well as the $164 million tax refund from the sale of the Jordan stock including its Dura-Line operations in 2003, a pension funding reduction of $141 million in the current year, and continued improvements in operating working capital even with the strong sales growth.

        “We finished an excellent year by delivering another outstanding quarter with double-digit growth in sales, profit, and earnings,” said Chairman and Chief Executive Officer David N. Farr. “Sales and earnings for all business segments were up over the prior year for both the fourth quarter and the full fiscal year. During the quarter, this growth was led by our Network Power and Industrial Automation businesses, both of which experienced strong international sales growth as well as continued increases in demand in North America.

        “Across the Company, we continued to achieve significant growth in emerging markets, with fourth-quarter increases of 17 percent in Asia, including 30 percent in China, and 10 percent in Latin America. We are winning with industry-leading technology, global reach, and solutions and services that meet the needs of our customers and their customers.

        “In the quarter we increased Emerson Network Power’s capability to serve telecom customers with global power systems, solutions and services by completing the acquisition of the outside plant and power systems business of Marconi Corporation PLC. Now called Emerson Network Power Energy Systems – North America, this business and our existing global engineering and manufacturing resources gives us an unmatched offering for global telecom customers.

        “Our fourth-quarter operating profit margin improved to 15.3 percent from 14.6 percent in the prior period, and for fiscal 2004 operating margins increased to 14.6 percent from 14.1 percent in the prior year. We had double-digit earnings increases in each of our business segments during the year, ranging from 11 percent

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to 77 percent growth, despite pressure from materials and pension costs. We overcame cost inflation pressure through aggressive sourcing initiatives, productivity improvements, and price increases where necessary. We also benefited from our extensive restructuring initiatives and shift to low-cost manufacturing over the past three years. Sustained focus on all of these areas should allow us to drive further margin improvements into fiscal 2005.

        “In 2004 we also achieved excellent progress on capital efficiency initiatives. We have generated cash by continuing to improve our trade working capital ratio. In the fourth fiscal quarter, this ratio improved to 18.3 percent from 19.0 percent in the prior-year period. For the entire year, the average trade working capital ratio improved significantly to 19.6 percent, compared with 21.2 percent in fiscal 2003, led by an 11 percent improvement in inventory turnover. Emerson’s lean manufacturing initiatives have helped deliver these results. We expect to be able to continue this improvement over the next several years and drive trade working capital as a percent of sales into the mid-teens.

        “Capital efficiency improvements together with our strong earnings growth have driven substantial gains in cash flow and return on capital. We achieved record cash flow performance in 2004, growing operating and free cash flow nearly 30 percent and generating free-cash flow equal to 144 percent of earnings — our fourth straight year over 100 percent. Additionally, return on total capital increased to 14.2 percent from 12.7 percent, the third yearly increase and a clear measure of our success in creating shareholder value by growing earnings and improving asset efficiency.

        “Looking toward fiscal year 2005, market demand remains favorable and we believe we can further improve margins despite commodity cost inflation. Emerson’s September orders indicate solid single-digit sales growth going into fiscal year 2005. This, along with favorable gross fixed investment forecasts for 2005, gives us confidence we can continue to follow the excellent growth we achieved this year with strong earnings per share growth in fiscal 2005.”

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Fiscal 2004 Operating Highlights

        Network Power segment sales for fiscal 2004 increased 16 percent to $2.7 billion, as Emerson benefited from favorable market dynamics that are driving demand for mission-critical power systems and cooling, as well as global services and embedded power modules. Underlying sales increased 13 percent, including penetration gains, particularly in the OEM power business, which are estimated to have contributed approximately 4 percentage points of the sales growth. Reported sales included a 3 percentage point favorable impact from currency and negligible net impact from the prior-year Dura-Line divestiture and the current-year Marconi acquisition. The underlying sales improvement was driven by increases in all major geographic regions, led by a 22 percent increase in Asia, an 11 percent increase in the United States and a 10 percent increase in Europe. The U.S. increase reflects the upturn in U.S. investment in communication and non-residential computer equipment in 2004.

        Emerson continues to build upon its Emerson Network Power China (Avansys) acquisition not only by increasing the Company’s penetration in China and Asia, but also by tapping into its talented engineering resources to design next generation products that are winning customers worldwide. Overall, improvements in capital spending in nearly all of this segment’s served markets supported increased sales in the mission critical power systems and cooling businesses. The strong underlying sales helped drive a 77 percent increase in segment earnings before interest and taxes to $297 million, or 11.0 percent of sales, from $168 million in the prior year. Earnings also benefited from prior cost reduction efforts and a $13 million reduction in rationalization costs.

        Process Management segment sales were $3.7 billion in 2004, up $309 million, or 9 percent, over sales a year ago, as this segment continues to grow internationally, win large projects, and expand systems and solutions. Process Management’s strength lies in its unparalleled breadth of coverage across process industries coupled with its depth of products and services, which together provide unmatched capability and value for customers. Emerson’s Plantweb® digital plant architecture continues to

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lead the market with a total of more than 4,200 project wins. Emerson also continues to be the leader in implementing projects with FOUNDATION™ fieldbus, which is now the specified communication protocol for nearly all major greenfield process projects around the world.

        Underlying sales in Process Management increased 5 percent, with 21 percent growth in Asia and 11 percent growth in Latin America. Currency translation contributed 4 percentage points. Sales increased across almost all of its businesses with the greatest improvements in measurement and systems/solutions, due to strong project activity especially in Asia and the Middle East. Sales growth benefited from an upturn in spending in the oil and gas markets. Leverage from these higher sales during the year as well as savings from prior cost reduction efforts drove a 23 percent increase in earnings to $476 million from $388 million in fiscal 2003.

        Sales of the Climate Technologies segment increased 14 percent to $3.0 billion in 2004, driven by favorable end-market conditions and penetration gains around the world. Reported sales include an over 2 percentage point favorable impact from currency. Sales of Emerson’s Copeland Scroll compressor reached $1.3 billion, an increase of 22 percent over the prior-year period. Three main factors continue to propel this significant growth: 1) the trend towards higher-efficiency equipment in served markets, 2) the expansion of scroll technology into large commercial applications, and 3) the introduction and growth of new modulated capacity scroll product offerings.

        The underlying sales increase of nearly 12 percent was driven by 15 percent growth in the United States, 11 percent growth in Asia, and increases in all of the businesses. Increased demand in the North American and Asian residential air-conditioning markets led to strong sales growth in the compressor business in these regions. In addition, the controls, thermostat and valves businesses all had very strong growth for the year. Climate Technologies’ earnings increased 21 percent to $467 million from $386 million in the prior year, primarily due to increased volume and leverage from higher sales. Earnings also reflect benefits from prior cost reduction efforts and productivity programs.

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        Sales in the Industrial Automation segment increased 13 percent to $2.9 billion for 2004, with solid improvements across nearly all the businesses from increased capital spending and industrial demand. Currency contributed a 6 percentage point favorable impact. Underlying sales growth of nearly 7 percent reflects almost 9 percent international sales growth, led by Europe with 5 percent and Asia with 28 percent, as well as a 4 percent increase in the United States. Sales growth in the United States turned sharply higher during the second half of the fiscal year to meet growth in the capital goods markets that resulted from an upturn in U.S. industrial fixed investment. The strongest growth across the segment was in the European generator business and the ultrasonic plastic joining business. Earnings increased 18 percent to $391 million, from $330 million in the prior year, reflecting benefits from prior cost reduction efforts and increased volume and leverage from higher sales.

        The Appliance and Tools segment sales increased almost 9 percent to $3.7 billion for 2004. Underlying sales increased 8 percent, excluding a more than 2 percentage point favorable impact from currency and a negative impact of more than 1 percentage point related to exiting the manufacturing of bench top and stationary power tools. The improved underlying sales results reflect gains for all of the businesses within the Appliance and Tools segment, with particularly strong growth in motors, residential storage and disposers. The increase in motors was helped by penetration gains in European appliance motors and underlying growth in hermetic motors. The residential storage and disposer increases resulted from strength in new and existing home markets and higher demand at major retailers during the year. Earnings increased 11 percent to $530 million for 2004, from $479 million in 2003, primarily due to increased volume and leverage from higher sales.

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Upcoming Investor Events

        On Tuesday, November 2, 2004, at 2:00 p.m. EST (1:00 p.m. CST), Emerson senior management will discuss the quarterly and fiscal year results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate Web site.

        On Thursday morning, January 27, 2005, Emerson senior management will host Emerson’s annual investment community update meeting in New York City. Additional details will be available in December.

Forward-Looking and Cautionary Statements

        Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company’s most recent Form 10-K filed with the SEC.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Quarter Ended September 30,		Percent
	2003	2004	Change

Net sales	$3,694	$4,120	12%
Less: Costs and expenses
Cost of sales	2,400	2,631
SG&A expenses	753	860
Other deductions, net	79	49
Interest expense, net	56	50

Earnings before income taxes	406	530	31%
Income taxes	130	176

Net earnings	$ 276	$ 354	28%

Diluted earnings per common share	$ 0.66	$ 0.84	27%

	Quarter Ended September 30,
	2003	2004
Other deductions, net
Rationalization of operations	$ 41	$ 37
Amortization of intangibles	5	7
Other	33	5

Total	$ 79	$ 49

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TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Year Ended September 30,		Percent
	2003	2004	Change

Net sales	$13,958	$15,615	12%
Less: Costs and expenses
Cost of sales	9,060	10,049
SG&A expenses	2,935	3,281
Other deductions, net	318	223
Interest expense, net	231	210

Earnings from continuing operations
before income taxes	1,414	1,852	31%
Income taxes	401	595

Earnings from continuing operations	1,013	1,257	24%
Net gain from discontinued operations	76	–

Net earnings	$ 1,089	$ 1,257	15%

Diluted earnings per common share:
Earnings from continuing operations	$ 2.41	$ 2.98	24%
Discontinued operations	0.18	–

Diluted earnings per common share	$ 2.59	$ 2.98	15%

	Year Ended September 30,
	2003	2004
Other deductions, net
Gains from divestitures of business interests	$ (24)	$ (27)
Rationalization of operations	141	129
Impairment	54	3
Amortization of intangibles	17	21
Other	130	97

Total	$ 318	$ 223

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TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	September 30,
	2003	2004
Assets
Cash and equivalents	$ 696	$ 1,346
Receivables, net	2,650	2,932
Inventories	1,558	1,705
Other current assets	596	433

Total current assets	5,500	6,416
Property, plant & equipment, net	2,962	2,937
Goodwill	4,942	5,259
Other	1,790	1,749

	$15,194	$16,361

Liabilities and Stockholders' Equity
Short-term borrowings and current
maturities of long-term debt	$ 391	$ 902
Accounts payable	1,397	1,629
Accrued expenses	1,513	1,695
Income taxes	116	113

Total current liabilities	3,417	4,339
Long-term debt	3,733	3,136
Other liabilities	1,584	1,648
Stockholders' equity	6,460	7,238

	$15,194	$16,361

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TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(DOLLARS IN MILLIONS)

	Year Ended September 30,
	2003	2004
Operating Activities
Net earnings	$ 1,089	$ 1,257
Depreciation and amortization	534	557
Changes in operating working capital	266	322
Pension funding	(308)	(167)
Gains on divestitures and other	150	247

Net cash provided by operating activities	1,731	2,216

Investing Activities
Capital expenditures	(337)	(400)
Purchases of businesses, net of cash and
equivalents acquired	(6)	(414)
Divestitures of businesses and other, net	39	97

Net cash used in investing activities	(304)	(717)

Financing Activities
Net decrease in short-term borrowings	(1,232)	(106)
Proceeds from long-term debt	746	29
Principal payments on long-term debt	(17)	(16)
Dividends paid	(661)	(675)
Treasury stock, net	11	(121)

Net cash used in financing activities	(1,153)	(889)

Effect of exchange rate changes on cash and
equivalents	41	40

Increase in cash and equivalents	315	650

Beginning cash and equivalents	381	696

Ending cash and equivalents	$ 696	$ 1,346

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TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Quarter Ended September 30,
	2003	2004
Sales
Process Management	$ 953	$ 1,024
Industrial Automation	671	774
Network Power	619	737
Climate Technologies	676	744
Appliance and Tools	862	943

	3,781	4,222
Eliminations	(87)	(102)

Net Sales	$ 3,694	$ 4,120

	Quarter Ended September 30,
	2003	2004
Earnings
Process Management	$ 130	$ 167
Industrial Automation	82	111
Network Power	70	91
Climate Technologies	101	113
Appliance and Tools	125	131

	508	613
Differences in accounting methods	31	34
Corporate and other	(77)	(67)
Interest expense, net	(56)	(50)

Earnings before income taxes	$ 406	$ 530

	Quarter Ended September 30,
	2003	2004
Rationalization of operations
Process Management	$ 11	$ 7
Industrial Automation	6	3
Network Power	7	5
Climate Technologies	3	4
Appliance and Tools	8	16
Corporate	6	2

Total Emerson	$ 41	$ 37

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TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Year Ended September 30,
	2003	2004
Sales
Process Management	$ 3,394	$ 3,703
Industrial Automation	2,600	2,936
Network Power	2,316	2,692
Climate Technologies	2,614	2,983
Appliance and Tools	3,453	3,749

	14,377	16,063
Discontinued operations	(41)	–
Eliminations	(378)	(448)

Net Sales	$ 13,958	$ 15,615

	Year Ended September 30,
	2003	2004
Earnings
Process Management	$ 388	$ 476
Industrial Automation	330	391
Network Power	168	297
Climate Technologies	386	467
Appliance and Tools	479	530

	1,751	2,161
Discontinued operations	12	–
Differences in accounting methods	127	126
Corporate and other	(245)	(225)
Interest expense, net	(231)	(210)

Earnings from continuing operations
before income taxes	$ 1,414	$ 1,852

	Year Ended September 30,
	2003	2004
Rationalization of operations
Process Management	$ 36	$ 31
Industrial Automation	20	14
Network Power	39	26
Climate Technologies	20	17
Appliance and Tools	36	47
Corporate	(2)	(6)
Discontinued operations	(8)	–

Total Emerson	$ 141	$ 129

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):

	2003	2004	Percent Change
Fourth-Quarter Operating Profit
Net Sales	$ 3,694	$ 4,120	12%
Cost of Sales	2,400	2,631
SG&A Expenses	753	860

Operating Profit (Non-GAAP)	541	629	16%
OP % (Non-GAAP)	14.6%	15.3%
Other Deductions, Net	79	49
Interest Expense, Net	56	50

Pre-Tax Earnings	$ 406	$ 530	31%
Pre-Tax Earnings %	11.0%	12.9%

4Q 2004
Net Sales
Underlying Sales (Non-GAAP)	8%
Currency Translation	3 pts
Acquisitions/Divestitures	1 pt

Net Sales	12%

All amounts above are GAAP financial measures except as noted.

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TABLE 8

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):

	2003	2004	Percent Change
Fiscal Year Cash Flow
Operating Cash Flow	$ 1,731	$ 2,216	28%
Percent to Earnings		176%
Capital Expenditures	337	400

Free Cash Flow (Non-GAAP)	$ 1,394	$ 1,816	30%
Percent to Earnings (Non-GAAP)		144%

	2003	2004
Fiscal Year Operating Profit
Net Sales	$13,958	$15,615	12%
Cost of Sales	9,060	10,049
SG&A Expenses	2,935	3,281

Operating Profit (Non-GAAP)	1,963	2,285	16%
OP % (Non-GAAP)	14.1%	14.6%
Other Deductions, Net	318	223
Interest Expense, Net	231	210

Pre-Tax Earnings	$ 1,414	$ 1,852	31%
Pre-Tax Earnings %	10.1%	11.9%

2004
Net Sales
Underlying Sales (Non-GAAP)	8%
Currency Translation	4 pts
Acquisitions/Divestitures	–

Net Sales	12%

All amounts above are GAAP financial measures except as noted.

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